Exhibit 99.1

Argo Group Board of Directors Announces Exploration of Strategic Alternatives to Maximize Shareholder Value

HAMILTON, Bermuda – April 28, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”) today announced that its board of directors has initiated an exploration of strategic alternatives. As part of this process, the board will consider a wide range of options for the company including, among other things, a potential sale, merger or other strategic transaction.

“Over the last year, Argo’s board of directors and executive leadership team have taken decisive actions to strengthen the company by pursuing profitable growth, reducing volatility and employing disciplined expense management,” said Thomas Bradley, chairman of the board of directors. “The board believes now is an opportune time to explore a range of potential strategic alternatives to maximize shareholder value.”

The board also announced the postponement of Argo’s 2022 annual general meeting of shareholders (the “annual meeting”) until the second half of this year. The board believes it is in the best interests of all shareholders for the company to conduct a strategic review process prior to holding the annual meeting.

There can be no assurance that this process will result in the company pursuing a particular transaction or other strategic outcome. Argo has not set a timetable for completion of this process, and it does not intend to disclose further developments unless and until it determines that further disclosure is appropriate or necessary.

Argo has retained Goldman Sachs & Co. LLC as its financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP as its legal counsel to assist in the review process.

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “continued,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” “path toward,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission (the “SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

Argo plans to file a proxy statement (the “2022 Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Annual Meeting, together with a BLUE proxy card. SHAREHOLDERS ARE URGED TO READ THE 2022 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARGO FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2022 Proxy Statement, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by Argo with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at Argo’s website (https://www.argolimited.com/investors) or by contacting Innisfree M&A Incorporated by phone at (888) 750-5834, by email at info@innisfreema.com or by mail at 501 Madison Avenue, 20th Floor, New York, NY 10022.

PARTICIPANTS IN THE SOLICITATION

Argo, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Annual Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of Argo’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2022 Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in Argo’s definitive proxy statement for its 2021 annual general meeting of shareholders (the “2021 Proxy Statement”), filed with the SEC on March 25, 2021. To the extent holdings of Argo’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2021 Proxy Statement, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contacts

Investors:

Gregory Charpentier

AVP, Investor Relations and Corporate Finance

978-387-4150

gregory.charpentier@argogroupus.com

Media:

David Snowden

Senior Vice President, Communications

210-321-2104

david.snowden@argogroupus.com

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